UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 9, 2009

Lakeland Financial Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  000-11487

Indiana	35-1559596
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

202 East Center Street

Warsaw, Indiana  46581-1387

(Address of principal executive offices, including zip code)

(574) 267-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 9, 2009, Lakeland Financial Corporation (the “Company”) issued a press release announcing its commencement of marketing efforts in connection with its underwritten public offering of 3.5 million shares of newly issued common stock, to be offered pursuant to a registration statement filed with the Securities and Exchange Commission.

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Events.

The slides attached hereto as Exhibit 99.2 and incorporated by reference into this Item 8.01 have been excerpted from an investor presentation used by the Company in connection with the underwritten public offering of newly issued common stock.

The information contained in this Form 8-K pursuant to Items 7.01 and 8.01 and the materials filed as exhibits shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Item 9.01.           Financial Statements and Exhibits.

(d)                                       Exhibits.  The following exhibits are filed herewith:

99.1                           Press release issued by the Company on November 9, 2009

99.2                           Investor slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Financial Corporation

Dated: November 9, 2009	By:	/s/ David M. Findlay
David M. Findlay
Executive Vice President and Chief Financial Officer